Exhibit 4.18

THIRTEENTH SUPPLEMENTAL INDENTURE

Dated as of May 14, 2025

to

INDENTURE

Dated as of August 8, 2013

by and among

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,
as Issuer

THE GUARANTORS PARTY HERETO,
as Guarantors

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
(as successor to Wells Fargo Bank, National Association),
as Original Trustee and 2025 Series Trustee, 2026 Series Trustee and 2028 Series Trustee

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as 2034 Series Trustee

THIS THIRTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of May 14, 2025, by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), each of the GUARANTORS party hereto, COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION (as successor to Wells Fargo Bank, National Association), as Original Trustee and 2025 Series Trustee, 2026 Series Trustee and 2028 Series Trustee (each as defined below), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as 2034 Series Trustee (as defined below).

WHEREAS, the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee (the “Original Trustee”) entered into that certain Indenture, dated as of August 8, 2013 (the “Base Indenture”), which provides for the issuance by the Company from time to time of Securities, in one or more series as provided therein;

WHEREAS, the Company, certain guarantors party thereto and the Original Trustee entered into that certain Second Supplemental Indenture, dated as of November 3, 2016 (the “Second Supplemental Indenture”), which provides for certain amendments to the Original Indenture, including amendments to, among other things, provide for the issuance of Guarantees from time to time by subsidiary guarantors party to the Indenture (the Base Indenture, as amended by the Second Supplemental Indenture, the “Original Indenture”);

WHEREAS, the Company and certain subsidiary guarantors entered into that certain Third Supplemental Indenture, dated as of November 3, 2016 (the “Third Supplemental Indenture”), with the Original Trustee, as series trustee (the “2026 Series Trustee”), which provided for the issuance of $750,000,000 aggregate principal amount of the Company’s 3.450% Senior Notes due 2026 (the “2026 Notes”), as further supplemented by that certain Fourth Supplemental Indenture, dated as of February 9, 2017, that certain Fifth Supplemental Indenture, dated as of April 28, 2017, that certain Sixth Supplemental Indenture, dated as of June 21, 2017, that certain Seventh Supplemental Indenture, dated as of June 8, 2018, that certain Eighth Supplemental Indenture, dated as of June 29, 2018, and the Additional Guarantor Tenth Supplemental Indenture (as defined below) (collectively, the “Additional Guarantor Supplemental Indentures” and, the Original Indenture, as supplemented by the Third Supplemental Indenture and as further supplemented by the Additional Guarantor Supplemental Indentures, the “2026 Notes Indenture”), each of which provided for the inclusion of one or more subsidiaries of the Company as a Guarantor with respect to the 2026 Notes;

WHEREAS, the Company and certain subsidiary guarantors entered into that certain Ninth Supplemental Indenture, dated as of September 14, 2018 (the “Ninth Supplemental Indenture”), with the Original Trustee, as series trustee (the “2028 Series Trustee”), which provided for the issuance of, among other Securities, $1,250,000,000 aggregate principal amount of the Company’s 4.700% Senior Notes due 2028 (the “2028 Notes”), as further supplemented by that certain Tenth Supplemental Indenture, dated as of June 6, 2019 (the “Additional Guarantor Tenth Supplemental Indenture” and, the Original Indenture, as supplemented by the Ninth Supplemental Indenture and as further supplemented by the Additional Guarantor Tenth Supplemental Indenture, the “2028 Notes Indenture”), which provided for the inclusion of additional subsidiaries of the Company as Guarantors with respect to the 2028 Notes and the 2026 Notes;

WHEREAS, the Company and certain subsidiary guarantors entered into that certain Eleventh Supplemental Indenture, dated as of June 29, 2020 (the “Eleventh Supplemental Indenture” and the Original Indenture, as supplemented by the Eleventh Supplemental Indenture, the “2025 Notes Indenture”), with the Original Trustee, as series trustee (the “2025 Series Trustee”), which provided for the issuance of $500,000,000 aggregate principal amount of the Company’s 3.200% Senior Notes due 2025 (the “2025 Notes”);

WHEREAS, the Company and certain subsidiary guarantors, entered into that certain Twelfth Supplemental Indenture, dated as of March 11, 2024 (the “Twelfth Supplemental Indenture” and the Original Indenture, as supplemented by the Twelfth Supplemental Indenture, the “2034 Notes Indenture”), with the Original Trustee, as legacy trustee, and U.S. Bank Trust Company, National Association, as series trustee (the “2034 Series Trustee” and each of the 2025 Series Trustee, the 2026 Series Trustee, the 2028 Series Trustee and the 2034 Series Trustee in respect of the applicable indenture, the “Trustee”), which provided for the issuance of $500,000,000 aggregate principal amount of the Company’s 5.611% Senior Notes due 2034 (the “2034 Notes”, and together with the 2025 Notes, the 2026 Notes and the 2028 Notes, the “Notes”);

WHEREAS, each of the 2025 Notes Indenture, the 2026 Notes Indenture, the 2028 Notes Indenture and the 2034 Notes Indenture is referred to herein as the “Indenture” and, collectively, the “Indentures”;

WHEREAS, from time to time certain subsidiaries of the Company have been released, in accordance with the terms of the respective Indentures, as Guarantors with respect to the Notes;

WHEREAS, Section 9.1(d) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indentures to provide any guarantees of the Company’s Securities and Section 9.1(m) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indentures to make any change to the Indentures that does not adversely affect the rights of any holder of any of its outstanding Securities in any material respect;

WHEREAS, the Company and the Guarantors desire and have requested each Trustee to join them in the execution and delivery of this Supplemental Indenture in order to cause Wabtec US Rail, Inc., a Delaware corporation and a subsidiary of the Company (the “Guaranteeing Subsidiary”), to provide a Guarantee with respect to the Notes and to become a Guarantor with the same effect and to the same extent as if the Guaranteeing Subsidiary had been named in the respective Indentures as a Guarantor; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled;

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NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.          Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)          Capitalized terms used but not defined herein shall have the respective meanings given them in the respective Indentures; and

(b)          All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

ARTICLE 2
Guarantee Issued by the Guaranteeing Subsidiary

Section 2.01.          Agreement to Guarantee.

The Guaranteeing Subsidiary hereby provides a Guarantee on the terms and subject to the conditions set forth in the respective Indentures including, but not limited to, Article IX-A thereof, Section 2.12 of the Third Supplemental Indenture, Section 2.09 of the Ninth Supplemental Indenture, Section 2.08 of the Eleventh Supplemental Indenture and Section 2.08 of the Twelfth Supplemental Indenture.  From and after the date hereof, the Guaranteeing Subsidiary shall be a Guarantor for all purposes under the Indentures and the Notes.

ARTICLE 3
Miscellaneous Provisions

Section 3.01.          Recitals by Company.

The recitals in this Supplemental Indenture are made by the Company and the Guarantors only and not by any Trustee, and all of the provisions contained in the Original Indenture and the respective Indentures in respect of the rights, privileges, immunities, powers and duties of any Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 3.02.          Application to the Notes Only.

Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the respective Indentures shall apply only to the Notes and not to any future series of Securities established under the Original Indenture.

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Section 3.03.          Benefits.

Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of Securities, the Company, the Guarantors, the Trustee any right or interest to avail itself of any benefit under any provision of the Indentures, the Notes or this Supplemental Indenture.

Section 3.04.          Effective Date.

This Supplemental Indenture shall be effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 3.05.          Ratification.

As supplemented hereby, the respective Indentures and the Notes are in all respects ratified and confirmed and all the terms, provisions and conditions thereof remain in full force and effect.

Section 3.06.          Separability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07.          Counterparts.

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 3.08.          GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

[Signatures on Next Page]
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IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed, all as of the day and year first above written.

Westinghouse Air Brake Technologies Corporation

By:	/s/ John A. Olin
Name: John A. Olin
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Thirteenth Supplemental Indenture]

Guarantors:

GE Transportation, a Wabtec Company Transportation IP Holdings, LLC Transportation Systems Services Operations Inc. Wabtec Transportation Systems, LLC

By:	/s/ David M. Seitz
Name: David M. Seitz
Title: Assistant Secretary of each of the above

RFPC Holding Corp. Wabtec Holding, LLC Wabtec Railway Electronics Holdings, LLC

By:	/s/ David M. Seitz
Name: David M. Seitz
Title: Vice President and Secretary of each of the above

Wabtec Components LLC

By:	/s/ David M. Seitz
Name: David M. Seitz
Title: Vice President, Secretary

Wabtec US Rail, Inc.

By:	/s/ David M. Seitz
Name: David M. Seitz
Title: Secretary

[Signature Page to Thirteenth Supplemental Indenture]
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Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as Original Trustee, 2025 Series Trustee, 2026 Series Trustee and 2028 Series Trustee

By:	/s/ Beth Murray
Name: Beth Murray
Title: Assistant Vice President

[Signature Page to Thirteenth Supplemental Indenture]

U.S. Bank Trust Company, National Association, as 2034 Series Trustee

By:	/s/ Robert P. Pavlovic
Name: Robert P. Pavlovic
Title: Vice President

[Signature Page to Thirteenth Supplemental Indenture]